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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) January 2, 1998

                                  MINIMED INC.
               (Exact Name of Registrant as Specified in Charter)

                 Delaware                     0-26268           95-4408171
        (State or Other Jurisdiction        (Commission       (IRS Employer
              of Incorporation)             File Number)    Identification No.)

        12744  San Fernando Road, Sylmar , California               91342
        (Address of Principal Executive Offices)                  (Zip Code)

        Registrants telephone number, including area code: (818) 362-5958

    ------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.        OTHER EVENTS.

        As of January 2, 1998, MiniMed Inc. (MiniMed) consummated its acquisition of Home Medical Supply, Inc. and its affiliated companies (HMS), a privately held group of companies that is headquartered in Florida.

        All of the outstanding capital stock of the HMS entities were acquired by MiniMed through its wholly owned subsidiary, MiniMed Distribution Corp., in exchange for 374,884 shares of MiniMed common stock, valued at approximately $14.2 million. The transaction will be accounted for as a pooling of interests. MiniMed anticipates that it will record a one-time charge in the fourth quarter of 1997 of approximately $1.0 to $1.5 million in transaction related costs and costs associated with the restructuring and integration of HMS' operations.

        A copy of the press release dated January 12, 1998, issued by MiniMed relating to the consummation of the acquisition of HMS is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 7       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

        (c)     Exhibits

        2.1 Amendment to Reorganization Agreement among Robert Kusher, Craig Lowy, MiniMed Inc. and MiniMed Distribution Corp. dated January 2, 1998.
        99.1   Press Release dated January 12, 1998, of MiniMed Inc.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MINIMED INC.

Date January 12, 1998                By: /s/ Eric S. Kentor
                                         --------------------------------------
                                         Eric S. Kentor
                                         Senior Vice President and
                                         General Counsel


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                                  EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION OF EXHIBIT
-----------                     -----------------------
   2.1             Amendment to Reorganization Agreement among
                   Robert Kusher, Craig Lowy, MiniMed Inc. and MiniMed Distribution Corp. dated January 2, 1998.
   99.1            Press Release dated January 12, 1998, of MiniMed Inc.
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